EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

Michelle Clemente
(602) 286-1533

WESTERN REFINING TO PARTICIPATE IN
UPCOMING INVESTOR CONFERENCES

EL PASO, Texas - June 6, 2016 - Western Refining, Inc. (NYSE:WNR) today announced that Company management will participate in the RBC Capital Markets Global Energy and Power Executive Conference in New York City, on Tuesday, June 7, 2016. The presentation is currently scheduled for 8:30 am EDT. The presentation will be available on the Investor Relations sections of Western’s website at www.wnr.com beginning June 7, 2016.

Company management will also participate in the BAML Energy Credit Conference 2016 in New York City, on Wednesday, June 8, 2016. The presentation is currently scheduled for 2:20 pm EDT and will be webcast live. A link to the live webcast and presentation will be available on the Investor Relations sections of Western’s website at www.wnr.com beginning June 8, 2016.

Company management will also participate in the Barclays High Yield Bond & Syndicated Loan Conference in Colorado Springs, Colorado on Thursday, June 9, 2016. The presentation is currently scheduled for 6:45 pm EDT and will be webcast live. A link to the live webcast and presentation will be available on the Investor Relations sections of Western’s website at www.wnr.com beginning June 9, 2016.

The materials from all three conferences will remain available in accordance with the Company’s investor presentation archive policy.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The retail segment includes retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas.
Western Refining, Inc. also owns the general partner and approximately 62% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 38% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).
More information about Western Refining is available at www.wnr.com.